Exhibit 23(a)


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS





RTI, Inc.
Board of Directors and Stockholders
Rockaway,  New Jersey


We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statement Number 33-34063 on Form S-8, of our report dated March 15, 1996 relating to the consolidated financial statements of RTI, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.







                                   BDO Seidman, LLP


Woodbridge, New Jersey
March 28, 1996